Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Form S-4 of our report dated January 21, 1999, on the consolidated financial statements of The Heritage Bank of Harrison County, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996.

                                          ARNETT & FOSTER, P.L.L.C



                                          /s/ Arnett & Foster, P.L.L.C.

                                          -----------------------------


Charleston, West Virginia
March 11, 1999